BDO USA, LLP
October 27, 2017

Consent of Independent Registered Public Accounting Firm

Pathway Energy Infrastructure Fund, Inc.
New York, New York

We hereby consent to the use, in the Investment Company Act File No. 811-22807 and Securities Act File No. 333-219511, Amendment No. 19 under the Investment Company Act of 1940 and Pre-Effective Amendment No.3 under the Securities Act of 1933 on Form N-2 (the “Registration Statement”), of our report dated August 29, 2017 relating to the June 30, 2017 financial statements of Pathway Energy Infrastructure Fund, Inc. (the “Fund”), which is contained in the Statement of Additional Information of such Registration Statement filed on October 27, 2017. Our report contains an explanatory paragraph regarding the Fund’s ability to continue as a going concern.
We also consent to the reference to us and our report under the caption “Financial Highlights” in the Classes A and C, Class I and Class L Prospectuses of such Registration Statement.

/s/BDO USA, LLP

BDO USA, LLP
New York, New York
October 27, 2017